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[ING LOGO]


                                                                  EXHIBIT (e)(3)



Michael J. Roland
Executive Vice President
ING Funds Distributor, Inc.
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258

                                        June 26, 2002


      Pursuant to the Distribution Agreement dated March 1, 2002 between ING GET Fund and ING Funds Distributor, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Distributor to render distribution and other services to ING GET Fund - Series U and Series V, each a newly established series of ING GET Fund, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING GET Fund - Series U and Series V" to Schedule A of the Agreement. The Amended Schedule A is attached hereto.

      Please signify your acceptance to act as Distributor under the Agreement with respect to ING GET Fund by signing below.


                                        Very sincerely,


                                        Robert S. Naka
                                        Senior Vice President
                                        ING GET Fund

ACCEPTED AND AGREED TO:
ING Funds Distributor, Inc.



By ___________________________
   Michael J. Roland
   Executive Vice President

   484840.1.02
   7337 East Doubletree Ranch Road     Tel: 480.477.3000    ING Investments, LLC
   Scottsdale, AZ  85258-2034          Fax: 480.477.2700
   www.ingfunds.com
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                                 FORM OF AMENDED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                               DATED MARCH 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                           ING FUNDS DISTRIBUTOR, INC.

                          EFFECTIVE AS OF JUNE 26, 2002

SERIES
------
Series D
Series E
Series G
Series H
Series I
Series J
Series K
Series L
Series M
Series N
Series P
Series Q
Series R
Series S
Series T
Series U*
Series V*

*This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.